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                        ENDURANCE SPECIALTY HOLDINGS LTD.

                            9,800,000 Ordinary Shares

                               PURCHASE AGREEMENT

Dated:  December 2, 2004

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                                       ii

SECTION 14.       Effect of Headings.............................................................................22

SCHEDULES

Schedule A - List of Selling Shareholders...................................................................Sch A-1
Schedule B - List of Persons subject to Lock-up.............................................................Sch B-1

EXHIBITS

Exhibit A-1 - Form of Opinion of Company's Outside Counsel....................................................A-1-1
Exhibit A-2 - Form of Negative Assurance Letter of Company's Outside Counsel..................................A-2-1
Exhibit A-3 - Form of Tax Opinion of Company's Outside Counsel................................................A-3-1
Exhibit A-4 - Form of Opinion of Company's General Counsel....................................................A-4-1

                                      iii

                        ENDURANCE SPECIALTY HOLDINGS LTD.

                           (A BERMUDA HOLDING COMPANY)

                            9,800,000 ORDINARY SHARES

                           (PAR VALUE $1.00 PER SHARE)

                               PURCHASE AGREEMENT

                                                               December 2, 2004

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Ladies and Gentlemen:

         Certain shareholders named in Schedule A hereto (each, a "Selling
Shareholder" and collectively, the "Selling Shareholders") of Endurance
Specialty Holdings Ltd., an exempted company incorporated in Bermuda as a holding company (the "Company"), propose, subject to the terms and conditions stated herein, to sell to Goldman, Sachs & Co. (the "Underwriter") up to
9,800,000 ordinary shares, par value U.S. $1.00 per share, of the Company (the
"Ordinary Shares"). The Underwriter shall initially purchase 6,000,000 Ordinary
Shares from the selling shareholders (such Ordinary Shares being referred to herein as the "Initial Securities") and, conditional upon and following the delivery by it of the Resale Notice (as defined herein), shall purchase the remaining 3,800,000 Ordinary Shares (such additional Ordinary Shares being referred to herein as the "Additional Securities"), in each case subject to the terms and conditions set forth herein. The Initial Securities and the Additional
Securities are referred to collectively herein as the "Securities".

         The Company and the Selling Shareholders understand that the
Underwriter proposes to make a public offering of the Securities as soon as it deems advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the
"Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act") a registration statement on Form S-3 (No. 333-116505) including a prospectus (the
"Basic Prospectus"), relating to certain of its debt securities, preference shares, Ordinary Shares (including the Securities), depositary shares, warrants, stock purchase contracts and stock purchase units to be issued by the Company from time to time in accordance with Rule 415 under the 1933 Act. Such registration statement was declared effective on June 30, 2004. The Company shall file with the Commission pursuant to Rule 424 under the 1933 Act a prospectus supplement specifically relating to the Securities (the "Prospectus
Supplement"). The registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A under the 1933 Act to be part of the registration statement at the time of its effectiveness ("Rule 430 Information"), is referred to herein as the
"Registration Statement"; and as used herein, the term "Prospectus" means the
Basic Prospectus as supplemented by the Prospectus Supplement in the form first used to confirm sales of the Securities. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic
Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by

reference therein. The terms "supplement," "amendment" and "amend" as used herein with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the
Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "Exchange Act") subsequent to the date of this
Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term "Effective Time" means the date and time the
Registration Statement became effective.

         SECTION 1.    Representations and Warranties.

         (a)    Representations and Warranties by the Company. The Company
represents and warrants to the Underwriter as of the date hereof and as of the
Closing Time and the Additional Closing Time, each as referred to in Section
2(c) hereof, and agrees with the Underwriter, as follows:

               (i)   Compliance with Registration Requirements. The Registration
         Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the company, are contemplated by the Commission.

                  At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing
         Time and the Additional Closing Time, the Registration Statement and
         any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing
         Time and at the Additional Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
         If Rule 434 is used, the Company will comply with the requirements of
         Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the
         Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the
         Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus.

                  Each prospectus used in connection with the offering and filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933
         Act, complied when so filed in all material respects with the 1933 Act and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (ii)     Independent Accountants. The accountants who certified
         the financial statements and supporting schedules included in the
         Registration Statement are independent public accountants as required by the 1933 Act.

               (iii)    Financial Statements. The consolidated financial
         statements included or incorporated by reference in the Registration
         Statement and the Prospectus, together with the related schedules and notes present fairly, in all material respects, the financial position of the

         Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the
         Company and its consolidated subsidiaries for the periods specified;
         except as otherwise disclosed in the Registration Statement and
         Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles ("U.S.
         GAAP") applied on a consistent basis throughout the periods involved.
         The supporting schedules included or incorporated by reference in the
         Registration Statement present fairly, in all material respects, in accordance with U.S. GAAP the information required to be stated
         therein. The selected financial data and the summary financial information included or incorporated by reference in the Prospectus and
         Registration Statement present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.

               (iv)     No Material Adverse Change in Business. Since the
         respective dates as of which information is given in the Registration
         Statement and the Prospectus, except as otherwise stated therein, (A)
         there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business
         (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

               (v)      Good Standing of the Company. The Company has been duly
         incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda and has the necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign company or corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a
         Material Adverse Effect.

               (vi)     Good Standing of Subsidiaries. Each of Endurance
         Specialty Insurance Ltd. ("Endurance Bermuda"), Endurance Reinsurance
         Corporation of America ("Endurance U.S.") and Endurance Worldwide
         Insurance Limited ("Endurance U.K.") (each, a "Designated Subsidiary"
         and collectively, the "Designated Subsidiaries") has been duly incorporated or organized and is validly existing as a company or corporation in good standing under the laws of the jurisdiction of its incorporation or organization and has the necessary corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding share capital or capital stock of each such Designated Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of share capital or capital stock of any Designated Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such
         Designated Subsidiary. Except for

         Endurance Worldwide Holdings Limited ("Endurance U.K. Holdings"),
         Endurance U.S. Holdings Corp. ("Endurance U.S. Holdings"), Endurance
         Services Ltd. ("Endurance Services") and Endurance Specialty Marketing
         Corp. ("Endurance Marketing"), each of which are immaterial and are not
         "significant subsidiaries" of the Company as such term is defined in
         Rule 1-02 of Regulation S-X of the rules and regulations of the
         Commission under the 1933 Act, the Designated Subsidiaries are the only subsidiaries of the Company. Each of Endurance U.K. Holdings, Endurance
         U.S. Holdings, Endurance Services and Endurance Marketing has been duly organized and is validly existing as a company or corporation in good standing under the laws of the jurisdiction of its organization or incorporation.

               (vii)    Capitalization. The authorized, issued and outstanding
         share capital of the Company as of September 30, 2004 conforms in all material respects to the description thereof in the Prospectus. Based solely on the Certified Registers of Members: (A) all of the currently issued and outstanding shares of share capital of both the Company
         (including the Securities) and the Designated Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable (which term when used herein shall mean that no further sums are required to be paid by the holders thereof in connection with the issue of such shares) (collectively, the "Outstanding Shares"); (B)
         all of the currently issued and outstanding shares of the subsidiaries are held directly or indirectly by the Company and are free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and (C) none of the Outstanding Shares were issued in violation of the preemptive or other similar rights of any member of the Company or the Designated Subsidiaries. Except as set forth in the Prospectus, there are no outstanding options, warrants or other rights requiring the issuance of, and there are no commitments, plans or arrangements to issue, any shares of share capital of the Company or any of its subsidiaries or any security convertible into or exchangeable or exercisable for any shares of share capital of the Company or any of it subsidiaries. The form of certificates for the Securities conforms to the requirements of the laws of Bermuda and the New York Stock Exchange
         ("NYSE").

               (viii)   Authorization and Execution of Agreement. This Agreement
         has been duly authorized, executed and delivered by the Company.

               (ix)     Authorization and Description of Securities. The
         Securities are validly issued, fully paid and non assessable; the
         Ordinary Shares conform, in all material respects, to all statements relating thereto contained in the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder.

               (x)      Absence of Defaults and Conflicts. Neither the Company
         nor any of its Designated Subsidiaries is in violation of its charter, memorandum of association, bye-laws, by-laws or similar incorporation or organizational documents or in violation or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject
         (collectively, "Agreements and Instruments") except for such defaults under the material Agreements and Instruments that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement, and in the Registration Statement and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment
         Event (as defined below) under, or result in the creation or imposition of

         any lien, charge or encumbrance upon any property or assets of the
         Company or any subsidiary pursuant to, the Agreements and Instruments
         (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, memorandum of association, bye-laws, by-laws or similar organizational documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness that is material to the operations or financial results of the Company
         (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

               (xi)     Financial Assistance. On the date hereof and at the
         Closing Time and the Additional Closing Time, the Company is and will be in compliance with Section 39 and/or entitled to one or more of the exclusions therefrom set forth in Section 39A of the Companies Act 1981 of Bermuda (the "Companies Act").

               (xii)    Absence of Labor Dispute. No labor dispute with the
         employees of the Company or any Designated Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Designated Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

               (xiii)   Absence of Proceedings. There is no action, suit,
         proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened or against the Company or any subsidiary or the properties or assets thereof, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material
         Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

               (xiv)    Accuracy of Exhibits. There are no contracts or
         documents which are required to be described in the Registration
         Statement or the Prospectus or to be filed as exhibits thereto which have not been so described or filed as required.

               (xv)     Possession of Intellectual Property. The Company and the
         Designated Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them except where the failure to own or possess, or to be able to acquire such Intellectual Property, would not have a Material Adverse Effect, and neither the Company nor any of the Designated Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to

         any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Designated Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

               (xvi)    Absence of Further Requirements. No filing with, or
         authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act and state securities or blue sky laws, (ii) such as have been obtained from the Bermuda
         Monetary Authority and (iii) the Prospectus will be filed at the
         Registrar of Companies in Bermuda pursuant to the laws of Bermuda.

               (xvii)   Licenses and Permits. Each of the Company and its
         subsidiaries possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, "Permits") which are necessary to conduct the business now conducted by it as described in the Prospectus, except where the failure to possess such Permits, individually or in the aggregate, would not have a Material Adverse Effect; all of such
         Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect, individually or in the aggregate, would not have a Material
         Adverse Effect. There is no pending, or to the Company's knowledge, threatened action, suit, proceeding or investigation against or involving the Company and its subsidiaries (and the Company knows of no reasonable basis for any such action, suit, proceeding or
         investigation) that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Permit which revocation, modification, termination, suspension or other material impairment would have a Material Adverse
         Effect. Except as otherwise described in the Prospectus, no insurance regulatory authority has issued to the Company or any Designated
         Subsidiary any order impairing, restricting or prohibiting (A) the payment of dividends by the Company or any of its Designated
         Subsidiaries, (B) the making of a distribution on any Designated
         Subsidiary's capital stock, (C) the repayment to the Company of any loans or advances to any Designated Subsidiaries from the Company or
         (D) the transfer of any Designated Subsidiaries property or assets to the Company or any other subsidiary of the Company.

               (xviii)  Compliance with Applicable Laws. Neither the Company nor any of its Designated Subsidiaries is in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any such Designated Subsidiary or any of its properties, as applicable, except for such violations or defaults which, individually or in the aggregate, would not have a
         Material Adverse Effect.

               (xix)    Tax Liabilities and Reserves. Any tax returns required
         to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed and any taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not result in a Material Adverse
         Effect.

               (xx)     Internal Controls. The Company and the Designated
         Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general, or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xxi)    Property and Leases. Neither the Company nor any of its
         Designated Subsidiaries hold title to any real property. All of the leases and subleases under which the Company or any of its Designated
         Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Designated Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Designated Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure to have such leases in full force and effect or the failure to have any such notice of any such claim would not, individually or in the aggregate, have a Material
         Adverse Effect.

               (xxii)   Investment Company Act. The Company is not and, solely
         after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described under the caption "Use of Proceeds" in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (xxiii)  Stamp Duty, Excise Tax, Etc. Neither the Underwriter nor
         any subsequent purchasers of the Securities (other than purchasers resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, transfer, excise or similar tax imposed in Bermuda in connection with the issuance, offering or sale of the Securities to the Underwriter or to any subsequent purchasers.

               (xxiv)   Currency Exchange Control. There are no currency
         exchange control laws or withholding taxes, in each case of Bermuda, that would be applicable to the payment of dividends on the Securities by the Company (other than as may apply to residents of Bermuda for
         Bermuda exchange control purposes).

               (xxv)    Registration Rights. Except as disclosed in the
         Prospectus and the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

               (xxvi)   No Ratings Downgrade. The Company has no knowledge of
         any threatened or pending downgrading of any of its or its subsidiaries' financial strength rating by Standard & Poor's Rating
         Services, Moody's Investor Service and A.M. Best Company Inc., the only
         "nationally recognized statistical rating organizations," as such term is defined for purposes of Rule 463(g)(2) under the 1933 Act which currently has publicly released a rating of the financial strength of the Company or any of its subsidiaries.

               (xxvii)  Listing Approval. The Securities have been approved for listing on the NYSE.

         (b)    Representations and Warranties by the Selling Shareholders. Each
Selling Shareholder represents and warrants, severally and not jointly and solely with respect to itself, to the Underwriter as of the date hereof, as of the Closing Time and the Additional Closing Time, referred to in Section 2(c)
hereof, and agrees with the Underwriter, as follows:

               (i)  Accurate Disclosure. (A) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, and at the Closing Time and the Additional Closing Time
         will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this
         Section 1(b)(i) are limited to statements or omissions made in reliance on information furnished in writing by or on behalf of such Selling
         Shareholder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto); it is understood and agreed that the only written information furnished to the Company by each Selling Shareholder expressly for use in the Registration Statement, and the Prospectus is the information relating to such Selling Shareholder set forth under the caption
         "Selling Shareholders" therein (but not the percentage set forth therein). Such Selling Shareholder is not prompted to sell the
         Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

               (ii)  Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling
         Shareholder.

               (iii) Noncontravention. The execution and delivery of this
         Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder (A) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, (B) nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling
         Shareholder or any of its properties, except, in the case of clause
         (A), as would not, individually or in the aggregate, result in a
         Material Adverse Effect or have a material adverse effect on the ability of such Selling Shareholder to consummate the offering of the
         Securities or otherwise perform its obligations under this Agreement.

               (iv) Certificates Suitable for Transfer. The Securities to be
         sold by such Selling Shareholder pursuant to this Agreement will, at the Closing Time and the Additional Closing Time, be certificated securities in registered form and will not be held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York
         (the "UCC"). Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed and effective instruments of transfer or assignment indorsed to the
         Underwriter or in blank with signatures guaranteed, will be delivered at the Closing Time and the Additional Closing Time to the Underwriter
         pursuant to this Agreement.

               (v) Valid Title. Such Selling Shareholder has, and at the Closing
         Time and the Additional Closing Time will have, valid title to the
         Securities to be sold by it free and clear of all security interests, claims, liens, equities or other encumbrances and the requisite corporate power and authority, and all authorization and approval required by law, except such as may be required under the 1933 Act, state securities laws or required by the Bermuda Monetary Authority, to enter into this Agreement and to sell, transfer and deliver the
         Securities to be sold by such Selling Shareholder.

               (vi) Delivery of Securities. Upon payment for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriter, to Cede &
         Co. ("Cede") or such other nominee as may be designated by the
         Depository Trust Company ("DTC"), registration of such Securities in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim
         (within the meaning of Section 8-105 of the UCC to such Securities),
         (A) DTC shall be a "protected purchaser" of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the
         UCC, the Underwriter will acquire a valid security entitlement in respect of such Securities and (C) no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such
         Securities may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling
         Shareholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of
         Cede or another nominee designated by DTC, in each case on the
         Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

               (vii) Absence of Manipulation. Such Selling Shareholder has not
         taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the
         Securities.

               (viii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling
         Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Securities to be sold by such Selling
         Shareholder hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as may have previously been made or obtained or as may be required under the 1933 Act or state securities laws, and (B) such as may be required and obtained from the
         Bermuda Monetary Authority.

               (ix) No Association with NASD. Other than as disclosed to the
         Underwriter in writing, neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the
         By-laws of the National Association of Securities Dealers, Inc. (the
         "NASD")), any member firm of the NASD.

         (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the
Company to the Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder as such and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by such
Selling Shareholder to the Underwriter as to the matters covered thereby.

         SECTION 2.     Sale and Delivery to Underwriter; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder agrees to sell to the Underwriter, and the
Underwriter agrees to purchase from such Selling Shareholder, at $32.70 per share, that number of Initial Securities set forth in Schedule A under the column "Number of Initial Securities" opposite the name of such Selling
Shareholder.

         (b) Additional Securities. In addition, effective upon and subject to the condition of receipt of the Resale Notice, and on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder agrees to sell to the
Underwriter, and the Underwriter agrees to purchase from such Selling
Shareholder, at $32.70 per share less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Additional Securities, that number of Additional
Securities set forth in Schedule A under the column "Number of Additional
Securities" opposite the name of such Selling Shareholder.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of
LeBoeuf, Lamb, Greene & MacRae, L.L.P., or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (Eastern time) on the third business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called
"Closing Time"). The date of payment and delivery for the Additional Securities
(the "Additional Closing Time") shall be determined by the Underwriter, but shall not be prior to the Closing Time, as hereinafter defined. Payment of the purchase price for and delivery of certificates for, the Additional Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, and specified in the Resale
Notice.

         Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Selling
Shareholders, against delivery to the Underwriter of certificates for the
Initial or Additional Securities, as the case may be, to be purchased by it.

         Each Selling Shareholder agrees that, during the period beginning from the date of the final Prospectus and continuing to and including the date 45 days after the date of such Prospectus (the "Lock-Up Period"), it will not, without the prior written consent of the Underwriter, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Ordinary Shares, or any options, rights or warrants to purchase any Ordinary Shares, or any securities convertible into, exchangeable or exercisable for or that represent the right to receive Ordinary
Shares, whether now owned or hereinafter acquired by the Selling Shareholder
(including holding as a custodian) or with respect to which the Selling
Shareholder has or hereafter acquires beneficial ownership within the rules and regulations of the Commission (the "Lock-Up Agreement"), other than its disposition of the Initial Securities and the Additional Securities to the
Underwriter in accordance with the terms of this Agreement.

                                       10

         The foregoing restrictions are expressly agreed to preclude the Selling
Shareholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Selling Shareholder's Ordinary Shares even if such Ordinary
Shares would be disposed of by someone other than the Selling Shareholder. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Selling
Shareholder's Ordinary Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Ordinary
Shares.

         Notwithstanding the foregoing: (i) if the Selling Shareholder is a partnership, the partnership may transfer any Ordinary Shares (or any securities convertible into, exercisable for, or exchangeable for Ordinary Shares) to a partner of such partnership; (ii) if the Selling Shareholder is an individual, he or she may transfer Ordinary Shares (or any securities convertible into, exercisable for, or exchangeable for Ordinary Shares) by gift, will, or intestate succession to his or her immediate family or to a trust the beneficiaries of which are exclusively the Selling Shareholder and/or a member or members of his or her immediate family (for purposes of this paragraph,
"immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor); and (iii) the Selling Shareholder may transfer any
Ordinary Shares (or any securities convertible into, exercisable for, or exchangeable for Ordinary Shares) to an affiliate thereof (as such term is defined in Rule 144(a) of the regulations under the Securities Act of 1933);
provided, however, that in any such case it shall be a condition to the transfer that (a) each transferee execute an agreement stating that the transferee is receiving and holding the Ordinary Shares (or any securities convertible into, exercisable for, or exchangeable for Ordinary Shares) subject to the provisions of the Lock-Up Agreement, and there shall be no further transfer of such
Ordinary Shares (or any securities convertible into, exercisable for, or exchangeable for Ordinary Shares) except in accordance with the Lock-Up
Agreement, (b) each transferee certifies in writing to the Underwriter that such transferee is in compliance with the terms of the Lock-Up Agreement as if such transferee had been bound by the Lock-Up Agreement from the original date of the
Lock-Up Agreement and (c) no filing by any party (transferee or transferor)
under Section 16(a) of or Regulation 13D-G under the Exchange Act shall be required or shall be made voluntarily in connection with such transfer or distribution.

         The Selling Shareholder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Selling Shareholder's Ordinary Shares except in compliance with the foregoing restrictions.

         (d) Denominations; Registration. Certificates for the Initial
Securities and Additional Securities, as applicable, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time or the Additional
Closing Time, as applicable.

         (e) U.K. Selling Restrictions. The Underwriter represents, warrants and agrees that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing of the offering of the Ordinary Shares, will not offer or sell any Ordinary Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the
Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the
"FSMA")) received by it in connection with the issue or sale of any Ordinary
Shares in circumstances in which section 21(1) of the FSMA does not apply to the
Company; and (iii) it has

                                       11

complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Ordinary Shares in, from or otherwise involving the United Kingdom.

         SECTION 3.     Covenants of the Company. The Company covenants with
the Underwriter as follows:

         (a) Filings with the Commission. The Company will file the Prospectus in a form approved by the Underwriter with the Commission pursuant to Rule 424 under the 1933 Act not later than the close of business on the second business day following the date of determination of the public offering price of the
Securities or, if applicable, such earlier time as may be required by Rule
424(b) and Rule 430A under the 1933 Act; and the Company will furnish copies of the Prospectus to the Underwriter in New York City prior to 9:00 a.m., New York
City time, on the second business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request.

         (b) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

         (c) Notice to the Underwriter. During the period when a prospectus is required by the 1933 Act or the Exchange Act to be delivered in connection with sales of the Securities (the "Prospectus Delivery Period"), the Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the
Prospectus or the receipt of any comments from the Commission relating to the
Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose; and (v) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration
Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as reasonably possible the withdrawal thereof.

         (d) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                                       12

         (e) Delivery of Prospectus. The Company will, prior to 9:00 a.m. on the second business day next succeeding the date of this Agreement and from time to time, furnish to the Underwriter, without charge during the Prospectus Delivery
Period, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to
EDGAR, except to the extent permitted by Regulation S T.

         (f) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act so as to permit the completion of the distribution of the
Securities as contemplated in this Agreement and in the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or counsel for the Company, to amend the
Registration Statement or amend or supplement the Prospectus in order that the
Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the
1933 Act, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the
Prospectus comply with such requirements, and the Company will furnish to the
Underwriter such number of copies of such amendment or supplement as the
Underwriter may reasonably request.

         (g) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement;
provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign company or corporation or other entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

         (h) Rule 158. The Company will timely file such reports pursuant to the
Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section
11(a) of the 1933 Act.

         (i) Restriction on Sale of Securities. During a period of 45 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Ordinary Shares, or any options, rights or warrants to purchase any Ordinary Shares, or any securities convertible into, exchangeable or exercisable for or that represent the right to receive Ordinary Shares, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) engage in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Ordinary Shares, whether any such hedging or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary
Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder. The Company may, however, grant options to purchase Ordinary Shares and restricted share units, and issue Ordinary Shares upon the conversion of outstanding Class A Shares, par value U.S.

                                       13

$1.00 per share of the Company ("Class A Shares"), the exercise of warrants for
Ordinary Shares or Class A Shares, or the exercise of outstanding options or restricted share units under the existing stock option plan (it being understood that any Ordinary Shares so issued to any of the persons listed in Schedule B hereto shall be subject to the terms and restrictions of the Lock-up Agreement as attached hereto as Exhibit E).

         (j) Reporting Requirements. The Company, during the period when the
Prospectus is required to be delivered under the 1933 Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the
Exchange Act within the time periods required by the Exchange Act.

         SECTION 4.     Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this
Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv)
the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (such fees and disbursements of counsel not to exceed $10,000), (v) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Term Sheets and the Prospectus and any amendments or supplements thereto, (vi) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (vii) the cost of printing certificates representing the Securities, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the fees and expenses of the Company relating to investor presentations on any "road show"
undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the
Company, travel and lodging expenses of the representatives and officers of the
Company and any such consultants, and a proportional share of the cost of any aircraft chartered in connection with the road show, (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the
Underwriter in connection with, the review by the NASD of the terms of the sale of the Securities, provided, however, except as provided in this Section and
Sections 6 and 9(b) hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

         (b) Expenses of Selling Shareholders. The Selling Shareholders will pay all expenses incident to the performance of their obligations hereunder, and the consummation of the transactions contemplated by, this Agreement which are not otherwise specifically provided for in this Section, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriter and (ii) the fees and disbursements of their counsel and other advisors.

         (c) Allocation of Expenses. The provisions of this Section shall not supersede or otherwise affect any agreement between the Company and any Selling
Shareholder with respect to the sharing of such costs and expenses.

         (d) Termination of Agreement. If this Agreement is terminated by the
Underwriter in accordance with the provisions of Section 5, Section 9(a)(i) or
Section 11 hereof, the Company shall

                                       14

reimburse the Underwriter for all of its out of pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

         SECTION 5.     Conditions of Underwriter's Obligations. The
obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and each Selling Shareholder contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or by or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement
has become effective, and at Closing Time and the Additional Closing Time no
stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the
Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for Company. At Closing Time, the Underwriter
shall have received (i) the favorable opinions and negative assurance letter, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter to the effect set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 hereto and (ii) the favorable opinion, dated as of the Closing
Time, of John V. Del Col, General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A-4.

         (c) Opinion of Bermuda Counsel for Company. At Closing Time, the
Underwriter shall have received the favorable opinion, dated as of Closing Time, of Appleby Spurling & Hunter, special Bermuda counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter to the effect set forth in Exhibit B hereto.

         (d) Opinion of United Kingdom Counsel for Company. At Closing Time, the
Underwriter shall have received the favorable opinion, dated as of Closing Time, of Ashurst, special United Kingdom counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter to the effect set forth in Exhibit C hereto.

         (e) Opinion of Counsel for Selling Shareholders. At Closing Time, the
Underwriter shall have received the favorable opinion, dated as of Closing Time, of counsel for each of the Selling Shareholders, in form and substance reasonably satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit D hereto.

         (f) Opinion of Counsel for Underwriter. At Closing Time, the
Underwriter shall have received the favorable opinion, dated as of Closing Time, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., U.S. counsel for the Underwriter, with respect to the matters set forth in clause (h) and the first and final paragraphs of Exhibit A-2 hereto. In giving such opinion LeBoeuf, Lamb, Greene &
MacRae, L.L.P. may limit its opinion to the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of
Delaware. Such counsels for the Underwriter may also state

                                       15

that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (g) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the
Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and
of the chief financial or chief accounting officer of the Company, dated as of
Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of
Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing
Time, and (iv) no stop order suspending the effectiveness of the Registration
Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company's knowledge, threatened by the
Commission.

         (h) Certificate of Selling Shareholders. At Closing Time, the
Underwriter shall have received a certificate of a duly authorized officer of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder contained in Section
1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) such Selling
Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to
Closing Time.

         (i) Accountant's Comfort Letter. At the Closing Time, the Underwriter
shall have received from Ernst & Young a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, with a specified date not more than three business days prior to Closing Time.

         (j) Lock-up Agreements. At the Closing Time, the Underwriter shall have received a Lock-Up Agreement substantially in the form of Exhibit E hereto signed by the persons listed on Schedule B hereto.

         (k) Delivery of Prospectus. The Company shall have complied with the provisions of Section 3(d) hereof with respect to the furnishing of the prospectus on the business day next succeeding the date of this Agreement.

         (l) Conditions to the Purchase of the Additional Securities. It shall be a condition to the purchase and sale of the Additional Securities that the
Underwriter shall have orally notified the Selling Shareholders and the Company
(the "Resale Notice") that the Underwriter has resold at least 3,800,000 of the
Initial Securities to purchasers who are not associates (as defined in Section
422(4) of the FSMA) of the Underwriter. Following receipt of the Resale Notice, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company or the Selling Shareholders hereunder shall be true and correct as of the Additional Closing Time. Each of the parties hereto agrees and acknowledges that in the event the Resale Notice is received in sufficient time on the day of the Closing Time for the Additional Closing Time
to occur on the same day, no additional documentation will be required as a condition to the purchase and sale of the Additional Securities. In the event that the Resale Notice is not

                                       16

received in time for such condition to be met, as a condition to the purchase and sale of the Additional Securities, at the Additional Closing Time, the
Underwriter shall have received:

               (i) Officers' Certificate. A certificate, dated the day of the
         Additional Closing Time, of the President or a Vice President of the
         Company and of the chief financial or chief accounting officer of the
         Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such
         Additional Closing Time.

               (ii) Certificate of Selling Shareholders. A certificate, dated the day of the Additional Closing Time, of a duly authorized officer of each Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of the Additional Closing Time.

               (iii) Opinion of Counsel for Company. The favorable opinion of
         Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the
         Company, together with the favorable opinion of John V. Del Col,
         General Counsel of the Company, Appleby Spurling & Hunter, special
         Bermuda counsel for the Company, and Ashurst, special United Kingdom counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated the day of the
         Additional Closing Time, relating to the Additional Securities and otherwise to the same effect as the opinion required by Sections 5(b),
         5(c) and 5(d) hereof.

               (iv) Opinion of Counsel for Selling Shareholders. The favorable opinion of counsel for each of the Selling Shareholders, dated the day of the Additional Closing Time, relating to the Additional Securities to be purchased at the Additional Closing Time and otherwise to the same effect as the opinion required by Section 5(e) hereof.

               (v) Opinion of Counsel for Underwriters. The favorable opinions of LeBoeuf, Lamb, Greene & MacRae, L.L.P., U.S. counsel for the
         Underwriters, dated the day of the Additional Closing Time, relating to the Additional Securities to be purchased at the Additional Closing
         Time and otherwise to the same effect as the opinion required by
         Section 5(f) hereof.

               (vi) Bring-down Comfort Letter. A letter from Ernst & Young, in form and substance satisfactory to the Lead Representatives and dated the day of the Additional Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than five days prior to the Additional
         Closing Time.

         (m) Additional Documents. At the Closing Time and the Additional
Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Initial Securities and
Additional Securities, as the case may be, as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and each Selling Shareholder in connection with the issuance and sale of the Initial Securities and Additional Securities, as the
case may be, as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

         (n) Termination of Agreement. If any condition specified in this
Section shall not have been fulfilled when and as required to be fulfilled, this
Agreement may be terminated by the Underwriter by notice to the Company and each
Selling Shareholder at any time at or prior to the Closing Time or the
Additional Closing Time and such termination shall be without liability of any party to any other party

                                       17

except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.     Indemnification.

         (a)    Indemnification of Underwriter.

         (i) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)
arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration
Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter through for use therein.

         (ii) Each Selling Shareholder will, severally and not jointly, indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any
amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated
therein or necessary to make the statements therein not misleading; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the any preliminary prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto (it being understood and agreed that the only such information furnished by any such Selling Shareholder consists of the information about such Selling
Shareholder under the caption "Selling Shareholders" in the Prospectus (but not the percentage set forth therein)); provided, however, that with respect to its indemnification obligations hereunder no such Selling Shareholder shall be required to pay an amount in excess of the net proceeds (before deducting expenses) received by such Selling Shareholder from the Securities sold by it hereunder.

         (b) Indemnification of Company, Directors and Officers and Selling
Shareholders. The Underwriter will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)
arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration
Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement, or alleged untrue statement or omission, or alleged omission was made in any preliminary prospectus, the Registration Statement or the Prospectus or

                                       18

any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (i) Actions against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) and (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection to the extent it is not materially prejudiced as a result thereof. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company and the Selling Shareholders. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim)
unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (ii) Control Persons. The obligations of the Company and the Selling
Shareholders under this Section 6 shall be in addition to any liability which the Company and the respective Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or within the meaning of the Act and the obligations of the
Underwriter under this Section 6 shall be in addition to any liability which the
Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

                                       19

         SECTION 7.     Contribution.

         If the indemnification provided for in Section 6 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to in
Section 6, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling
Shareholders on the one hand and the Underwriter on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 6I above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling
Shareholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the
Selling Shareholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering
(before deducting expenses) received by the Company and each Selling Shareholder bear to the total underwriting discounts and commissions received by the
Underwriter, in each case as set forth in the table on the cover page of the
Prospectus (for purposes of this Section 7, the benefit to the Company shall be deemed to equal the total net proceeds of the offering of the Securities (before deducting expenses)). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 7, no Selling
Shareholder shall be required to pay an amount in excess of the net proceeds
(before deducting expenses) received by such Selling Shareholders from the shares sold by it hereunder.

         The Company, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of the Act shall have the same rights to contribution as the
Underwriter, and each officer and director of the Company, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act or shall have the same rights to contribution as the Company or any
Selling Shareholder, as the case may be. The Underwriter's obligations in this
Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

         SECTION 8.      Representations, Warranties and Agreements to Survive
Delivery. All representations, warranties and agreements contained in this
Agreement or in certificates of officers of the

                                       20

Company or any of its subsidiaries or any Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or any Selling Shareholder, and shall survive delivery of the Securities to the Underwriter.

         SECTION 9.     Termination of Agreement.

         (a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company and each Selling Shareholder, at any time at or prior to the Closing Time or, as applicable, the Additional Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the
Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the
Securities or to enforce contracts for the sale of the Initial Securities and
Additional Securities, as the case may be, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the
NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the
Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or
(iv) if a banking moratorium has been declared by either federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this
Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections
1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10.     Notices. All notices and other communications
hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the
Underwriter shall be directed to the Underwriter at Goldman, Sachs & Co., 85
Broad Street, New York, New York 10004, attention: Registration Department;
notices to the Company shall be directed to it at Wellesley House, 90 Pitts Bay
Road, Pembroke HM 08, Bermuda, attention: General Counsel; and notices to the
Selling Shareholders shall be directed to Aon Corporation, 200 East Randolph
Street, Chicago, Il 60601, attention: General Counsel.

         SECTION 11.     Parties. This Agreement shall each inure to the
benefit of and be binding upon the Underwriter, the Company and the Selling
Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm, company or corporation, other than the Underwriter, the Company and the Selling
Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Shareholders
and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm, company or

                                       21

corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 12.     GOVERNING LAW; TIME APPOINTMENT OF AGENT FOR SERVICE.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         EACH OF THE PARTIES HERETO IRREVOCABLY (i) AGREES THAT ANY LEGAL SUIT,
ACTION OR PROCEEDING AGAINST THE COMPANY BROUGHT BY ANY UNDERWRITER OR BY ANY
PERSON WHO CONTROLS ANY UNDERWRITER ARISING OUT OF OR BASED UPON THIS AGREEMENT
OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY UNITED STATES
FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, STATE
OF NEW YORK (A "NEW YORK COURT"), (ii) WAIVES, TO THE FULLEST EXTENT IT MAY
EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE
LAYING OF VENUE OF ANY SUCH PROCEEDING AND (iii) SUBMITS TO THE EXCLUSIVE
JURISDICTION OF SUCH NEW YORK COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE
COMPANY EXPRESSLY CONSENTS TO THE JURISDICTION OF ANY NEW YORK COURT IN RESPECT
OF ANY SUCH ACTION, AND WAIVES ANY OTHER REQUIREMENTS OF OR OBJECTIONS TO
PERSONAL JURISDICTION WITH RESPECT THERETO.

         The Company hereby irrevocably appoints CT Corporation System in New
York City as its agent for service of process in any suit, action or proceeding described in the preceding paragraph. The Company agrees that service of process in any such suit, action or proceeding may be made upon it at the office of its agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The
Company represents and warrants that its agent has agreed to act as agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

         SECTION 13.      Waiver of Immunity. To the extent that the Company or
any Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court of from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or any of its property, it irrevocable waives, to the fullest extent permitted by law, such immunity in respect of its obligations under this
Agreement.

         SECTION 14.      Effect of Headings. The Article and Section headings
herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                 [The remaining page intentionally left blank.]

                                       22

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Shareholders in accordance with its terms.

                                    Very truly yours,

                                    ENDURANCE SPECIALTY HOLDINGS LTD.

                                    By:  /s/ John V. Del Col
                                        ----------------------------------
                                             Name:  John V. Del Col
                                             Title:  General Counsel & Secretary

                           [Intentionally Left Blank]

                                       23

                                    AON CORPORATION

                                    By:  /s/ Richard E. Barry
                                         ------------------------------
                                             Name:  Richard E. Barry
                                             Title: Vice President

                                    VIRGINIA SURETY COMPANY, INC.

                                    By:  /s/ Richard E. Barry
                                        -------------------------------
                                             Name:  Richard E. Barry
                                             Title: Vice President

                                    COMBINED INSURANCE COMPANY OF AMERICA

                                    By:  /s/ Richard E. Barry
                                        -------------------------------
                                             Name:  Richard E. Barry
                                             Title: Vice President

                                    AON WARRANTY SERVICES, INC.

                                    By:  /s/ Richard E. Barry
                                         -------------------------------
                                             Name:  Richard E. Barry
                                             Title: Vice President

                                    RESOURCE LIFE INSURANCE COMPANY

                                    By:  /s/ Richard E. Barry
                                         -------------------------------
                                             Name:  Richard E. Barry
                                             Title: Vice President

                                    LONDON GENERAL INSURANCE COMPANY LIMITED

                                    By:  /s/ David L. Cole
                                         -------------------------------
                                             Name:  David L. Cole
                                             Title: Chairman

                                       24

                                    COMBINED LIFE ASSURANCE COMPANY OF
                                    EUROPE LTD.

                                    By:  /s/ R. Skilling
                                         --------------------------------
                                             Name:  R. Skilling
                                             Title: Director

                           [Intentionally Left Blank]

                                       25

CONFIRMED AND ACCEPTED,
         as of the date first above written:

GOLDMAN, SACHS & CO.

By:  /s/ Goldman, Sachs & Co.
     -----------------------------------
              (GOLDMAN, SACHS & CO.)

                                       26

                                   SCHEDULE A

                                                                  Number of                   Number of
                  Name of Selling Shareholder            Initial Securities       Additional Securities
                  ---------------------------            ------------------       ---------------------

Aon Corporation                                                     232,545                     147,306
Aon Warranty Services, Inc.                                         351,839                     222,873
Combined Insurance Company of America                               792,652                     502,107
Combined Life Assurance Company of Europe Limited                    45,915                      29,085
London General Insurance Company Limited                              2,244                       1,421
Resource Life Insurance Company                                      91,830                      58,170
Virginia Surety Company, Inc.                                     4,482,975                   2,839,038
                                                                  ---------                   ---------
     Total                                                        6,000,000                   3,800,000
                                                                  =========                   =========

                                  Schedule A-1

                                   SCHEDULE B

                     LIST OF ADDITIONAL PERSONS AND ENTITIES
                               SUBJECT TO LOCK-UP

Capital Z Financial Services Fund II, LP
Capital Z Financial Services Private Fund II, L.P.
Capital Z Management LLC
Capital Z Investments, LLC
Perry Partners International, Inc.
Perry Partners, LP
Thomas H. Lee (Alternative) Cayman Fund V, L.P.
Thomas H. Lee (Alternative) Fund V, L.P.
Thomas H. Lee (Alternative) Parallel Fund V,L.P.
Thomas H. Lee Investors Limited Partnership
THL Advisors (Alternative) V,L.P.
TPG Dutch Parallel III, C.V.
TPG Endurance Investments (Cayman), L.P.
TPG Endurance Partners (Cayman), L.P.

                                  Schedule B-1